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                                                                 Exhibit 10.21

              INDUSTRIAL REAL ESTATE LEASE (MULTI-TENANT FACILITY)

ARTICLE ONE: BASIC TERMS

        This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

        Section 1.01.  DATE OF LEASE: October 1, 1992

        Section 1.02. LANDLORD (INCLUDE LEGAL ENTITY): Shamrock Development Company, a California Corporation
Address of Landlord: 1333 Willow Pass Road, Suite 211, Concord, CA 94520
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        Section 1.03.  TENANT (INCLUDE LEGAL ENTITY): Steritech, Inc., a
California Corporation
Address of Tenant: 2525 Stanwell Drive, Suite 500, Concord, California 94520
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        Section 1.04.  PROPERTY: The Property is part of Landlord's multi-tenant real property development known as Buchanan Oaks IV (the "Project"). The Project includes the land, the buildings and all other improvements located on the land, and the common areas described in Paragraph 4.05(a). The Property is (include street address, approximate square footage and description) Located at 2525 Stanwell Drive, Suite 500, Concord, CA, consisting of approximately 9.131 rentable square feet of office, laboratory, warehouse space.
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        Section 1.05.  LEASE TERM: five (5) years zero (0) months beginning on
February 1, 1993 or such other date as is specified in this Lease, and ending on January 31, 1998

        Section 1.06. PERMITTED USES: (SEE ARTICLE FIVE) General office and the operation of a laboratory facility; and any other legally permitted use approved in advance by Landlord**

        Section 1.07.  TENANT'S GUARANTOR: (If none, so state) None

        Section 1.08. BROKERS: (SEE ARTICLE FOURTEEN) (If none, so state) Landlord's Broker: TRI Commercial Real Estate Services (Mike Hurd) Tenant's Broker: LCB Associates (Steve Banker)

        Section 1.09. COMMISSION PAYABLE TO LANDLORD'S BROKER: (SEE ARTICLE FOURTEEN) $ Per separate agreement

        Section 1.10.  INITIAL SECURITY DEPOSIT: (SEE SECTION 3.03) $9,922.00

        Section 1.11. VEHICLE PARKING SPACES ALLOCATED TO TENANT: (SEE SECTION 4.05) *(see below)

        Section 1.12.  RENT AND OTHER CHARGES PAYABLE BY TENANT:

        (a) BASE RENT: Nine thousand nine hundred Twenty-Two & no/100 dollars ($9,922.00) per month, for the first twenty-four months, as provided in Section 3.01, and shall be increased on the first day of the 25th, 37th and 49th month(s) after the Commencement Date, either (i) as provided in Section 3.02, or (ii) however base rent shall not increase more than five percent (5%) in any single annual adjustment period for during years 1-3 and ten percent (10%) in years 4 & 5. (If (ii) is completed, then (i) and Section 3.02 are inapplicable.)

        (b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes above the "Base Real Property Taxes" (See Section 4.02); (ii) Utilities (See Section 4.03);
(iii) Increased Insurance Premiums above "Base Premiums" (See Section 4.04);
(iv) Tenant's Initial Pro Rata Share of Common Area Expenses 34.1% (See Section 4.05); (v) Impounds for Tenant's Share of Insurance Premiums and Property Taxes (See Section 4.08); (vi) Maintenance, Repairs and Alterations (See Article Six).

        Section 1.13. COSTS AND CHARGES PAYABLE BY LANDLORD: (a) Base Real Property Taxes (See Section 4.02); (b) Base Insurance Premiums (See Section 4.04(c)); (c) Maintenance and Repair (See Article Six).

        Section 1.14.  LANDLORD'S SHARE OF PROFIT ON ASSIGNMENT OR SUBLEASE:
(See Section 9.05) thirty percent (30%) of the Profit (the "Landlord's Share").

        Section 1.15. RIDERS: The following Riders are attached to and made a part of this Lease: (If none, so state) See Lease Rider and Exhibits A, B and C attached and made a part hereof.

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*Twenty-four (24) non-exclusive on-site parking spaces and 12 non-exclusive spaces in the exclusive parking easement across the street.

1988 Southern California Chapter                    Initials [illegible]
     of the Society of Industrial  [logo]                    -------------------
     and Office Realtors,! Inc.                              [illegible]

                                       1

                             (Multi-Tenant Gross Form)
** which approval shall not unreasonably be withheld.




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ARTICLE TWO: LEASE TERM

        SECTION 2.01. Lease of Property For Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

        SECTION 2.03. Early Occupancy. If Tenant occupies the Property prior to the Commencement Date, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the early occupancy period.

        SECTION 2.04. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).


ARTICLE THREE: BASE RENT

        SECTION 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

        SECTION 3.02. Cost of Living Increases. The Base Rent shall be increased on each date (the "Rental Adjustment Date") stated in Paragraph 1.12(a) above in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics. Consumer Price Index for All Urban Consumers (all items for the geographical Statistical Area in which the Property is located on the basis of 1982-1984 = 100) (the "Index") as follows:

        (a) The Base Rent (the "Comparison Base Rent") in effect immediately before each Rental Adjustment Date shall be increased by the percentage that the Index has increased from the date (the "Comparison Date") on which payment of the Comparison Base Rent began through the month in which the applicable Rental Adjustment Date occurs. The Base Rent shall not be reduced by reason of such computation. Landlord shall notify Tenant of each increase by a written statement which shall include the Index for the applicable Comparison Date, the Index for the applicable Rental Adjustment Date, the percentage increase between those two indices, and the new Base Rent. Any increase in the Base Rent provided for in this Section 3.02 shall be subject to any minimum or maximum increase, if provided for in Paragraph 1.12(a).

        (b) Tenant shall pay the new Base Rent from the applicable Rental Adjustment Date until the next Rental Adjustment Date. Landlord's notice may be given after the applicable Rental Adjustment Date of the increase, and Tenant shall pay Landlord the accrued rental adjustment for the months elapsed between the effective date of the increase and Landlord's notice of such increase within ten (10) days after Landlord's notice. If the format or components of the Index are materially changed after the Commencement Date, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Commencement Date. The substitute index shall be used to calculate the increase in the Base Rent unless Tenant objects to such index in writing within fifteen (15) days after receipt of Landlord's notice. If Tenant objects, Landlord and Tenant shall submit the selection of the substitute index for binding arbitration in accordance with the rules and regulations of the American Arbitration Association at its office closest to the Property. The costs of arbitration shall be borne equally by Landlord and Tenant.

        SECTION 3.03. Security Deposit; Increases:

        (a) Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

        (b) Each Time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the Initial Security Deposit bore to the Initial Base Rent. However as long as Tenant has not been in default of its Lease over the first two (2) years of its tenancy this Section 3.03 (b) shall not apply.

1988 Southern California Chapter                    Initials [illegible]
     of the Society of Industrial  [logo]                    -------------------
     and Office Realtors,! Inc.                               [illegible]

                                       2

                             (Multi-Tenant Gross Form)
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        Section 3.04 TERMINATION: ADVANCE PAYMENTS. Upon termination of this
Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

        Section 4.01 ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent". Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

        Section 4.02 PROPERTY TAXES.

        (a) REAL PROPERTY TAXES. Landlord shall pay the "Base Real Property Taxes" on the Property during the Lease Term. Base Real Property Taxes are real property taxes applicable to the Property as shown on the tax bill for the most recent tax fiscal year ending prior to the Commencement Date. However, if the structures on the Property are not completed by the tax lien date of such tax fiscal year, the Base Real Property Taxes are the taxes shown on the first tax bill showing the full assessed value of the Property after completion of the structures. Tenant shall pay Landlord the amount, if any, by which the real property taxes during the Lease Term exceed the Base Real Property Taxes. Subject to Paragraph 4.02(c), Tenant shall make such payments within fifteen
(15) days after receipt of Landlord's statement showing the amount and computation of such increase. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term.

        (b) DEFINITION OF "REAL PROPERTY TAX." "Real property tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a reassessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes. There shall be no increase in Tenant's liability for taxes due to a sale of the Project during the first three (3) years of Tenant's occupancy.

        (c) JOINT ASSESSMENT. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

        (d) PERSONAL PROPERTY TAXES.

                (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

                (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

        (e) *

        Section 4.03. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

        Section 4.04. INSURANCE POLICIES.

        (a) LIABILITY INSURANCE. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

        (b) PROPERTY AND RENTAL INCOME INSURANCE. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04 in an amount not to exceed Ten Thousand Dollars ($10,000). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

* In the event Real Property Taxes are increased because of Tenant's Tenant Improvements, Tenant shall be responsible for that increased amount which is in excess of the portion attributable to Landlord's contribution of $106,310.00 toward such improvements.

                                                              Tenant

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  of the Society of Industrial   [LOGO]
  and Office Realtors,! Inc.             3                    __________________

                           (Multi-Tenant Gross Form)
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        (c)     PAYMENT OF PREMIUMS.

                (i) Landlord shall pay the "Base Premiums" for the insurance policies maintained by Landlord under Paragraph 4.04(b) if the Property has been previously fully occupied, the "Base Premiums" are the insurance premiums paid during or applicable to the last twelve (12) months of such prior occupancy. If the Property has not been previously fully occupied or has been occupied for less than twelve (12) months, the Base Premiums are the lowest annual premiums reasonably obtainable for the required insurance for the Property as of the Commencement Date.

                (ii) Tenant shall pay Landlord the amount, if any, by which the insurance premiums for all policies maintained by Landlord under Paragraph 4.04(b) have increased over the Base Premiums, whether such increases result from the nature of Tenant's occupancy, any act or omission of Tenant, the requirement of any lender referred to in Article Eleven (Protection of Lenders), the increased value of the Property or general rate increases. However, if Landlord substantially increases the amount of insurance carried or the percentage of insured value after the period during which the Base Premiums were calculated, Tenant shall only pay Landlord the amount of increased premiums which would have been charged by the insurance carrier if the amount of insurance or percentage of insured value had not been substantially increased by Landlord. This adjustment in the amount due from Tenant shall be made only once during the Lease Term. Thereafter, Tenant shall be obligated to pay the full amount of any additional increases in the insurance premiums, including increases resulting from any further increases in the amount of insurance or percentage of insured value. Subject to
        Section 4.05, Tenant shall pay Landlord the increases over the Base Premiums within fifteen (15) days after receipt by Tenant of a copy of the premium statement or other evidence of the amount due. If the insurance policies maintained by Landlord cover improvements or real property other than the Property, Landlord shall also deliver to Tenant a statement of the amount of the premiums applicable to the Property showing, in reasonable detail, how such amount was computed. If the Lease Term expires before the expiration of the insurance period, Tenant's liability shall be pro rated on an annual basis.

        (d)     GENERAL INSURANCE PROVISIONS.

                (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

                (ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

                (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

                (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

        Section 4.05. COMMON AREAS; USE, MAINTENANCE AND COSTS.

        (a) COMMON AREAS. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leaseable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if they do not materially affect Tenant's use of the Property.

        (b) USE OF COMMON AREAS. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

        (c) SPECIFIC PROVISION RE: VEHICLE PARKING. Tenant shall be entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in Section 1.11 of the Lease without paying any additional rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in

1988 Southern California Chapter                    Initials [illegible]
     of the Society of Industrial  [logo]                    -------------------
     and Office Realtors,! Inc.                              [illegible]

                                       4

                             (Multi-Tenant Gross Form)
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the parking area than the number set forth in Section 1.11 of this Lease, such conduct shall be a material breach of this Lease in addition to Landlord's other remedies under the Lease. Tenant shall pay a daily charge determined by Landlord for each such additional vehicle.

        (d) [ See Lease Rider.] MAINTENANCE OF COMMON AREAS. *Which increase above the 1993 Base Year expenses for the Project.

        (e) TENANT'S SHARE AND PAYMENT. Tenant shall pay Tenant's annual pro rata share of all Common Area costs (prorated for any fractional month) upon written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. Tenant's pro rata share shall be calculated by dividing the square foot area of the Property, as set forth in Section 1.04 of the Lease, by the aggregate square foot area of the Project which is leased or held for lease by tenants, as of the date on which the computation is made. Any changes in the Common Area costs and/or the aggregate area of the Project leased or held for lease during the Lease Term shall be effective on the first day of the month after such change occurs. Landlord may, at Landlord's election, estimate in advance and charge to Tenant as Common Area costs, all real property taxes for which Tenant is liable under Section 4.02 of the Lease, all insurance premiums for which Tenant is liable under Section 4.04 of the Lease, all maintenance and repair costs for which Tenant is liable under
Section 6.04 of the Lease, and all other Common Area costs payable by Tenant hereunder. At Landlord's election, such statements of estimated Common Area costs shall be delivered monthly, quarterly or at any other periodic intervals to be designated by Landlord. Landlord may adjust such estimates at any time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within sixty (60) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Common Area costs paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period.

        Section 4.06. LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due. Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

        Section 4.07. INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

ARTICLE FIVE: USE OF PROPERTY

        Section 5.01. PERMITTED USES. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

        Section 5.01. MANNER OF USE. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of the Project, or which constitutes a nuisance or waste. Tenant shall obtain any pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

        Section 5.03. HAZARDOUS MATERIALS. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia



1988  Southern California Chapter            5             Initials [Illegible]
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      and Office Realtors, ! Inc.  (MULTI-TENANT GROSS FORM)        [Illegible]
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See Lease Rider for revised text.

        Section 5.04 SIGNS AND AUCTIONS. Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

        Section 5.05 INDEMNITY. Trust shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease;
(d) any misrepresentation or breach of warranty by Tenant under this Lease; or
(e) other acts or omissions of Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election. Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

        Section 5.06 LANDLORD'S ACCESS. Landlord or its agents may enter the Property with 24 hours advance notice excepting the last seven (7) months of the Lease term when advance telephone notice will suffice to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

        Section 5.07 QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

        Section 6.01  EXISTING CONDITIONS. See Lease Rider

        Section 6.02 EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

        Section 6.03 LANDLORD'S OBLIGATIONS. Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), and except for damage caused by any act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Landlord shall keep the foundation, roof and structural portions of exterior walls of the improvements on the Property and the Project plumbing and electrical systems in good order, condition and repair. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of walls. Landlord shall not be obligated to make any repairs under this Section 6.03 until a reasonable time after receipt of a written notice from Tenant of the need for such repairs. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord's expense or to terminate the Lease because of the condition of the Property.

        Section 6.04  TENANT'S OBLIGATIONS.

        (a) Except as provided in Section 6.03. Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including structural, nonstructural, interior, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored. Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive maintenance of the heating and air conditioning system at Tenant's expense. In addition, Tenant shall, at Tenant's expense, repair any damage to the roof, foundation or structural portions of walls caused by Tenant's acts or omissions. It is the intention of Landlord and Tenant that, at all times during the Lease Term. Tenant shall maintain the Property in an attractive, first-class and fully operative condition.

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*Provided Tenant maintains its HVAC maintenance contract and keeps the doors to its Premises closed when said system is operational. Landlord shall repair or replace any HVAC equipment needing such repair or replacement not covered by such maintenance contract.

   (b) Tenant shall fulfill all of Tenant's obligations under this Section 6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed), on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.*

   Section 6.05. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

   (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Twenty-five Thousand Dollars ($25,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials. See Lease Rider.

   (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

   Section 6.06. CONDITION UPON TERMINATION. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment, in no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds ow other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gats; or other similar building equipment and decorations. Tenant may, however, subject to its obligation to repair damage caused by removal, remove those items described on Exhibit C.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

   Section 7.01. PARTIAL DAMAGE TO PROPERTY.

   (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

   (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under the Landlord's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located, Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

   (c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall given written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

   Section 7.02. SUBSTANTIAL OR TOTAL DESTRUCTION. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between actual cost of rebuilding and any insurance proceeds received by Landlord.




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        Section 7.03.   TEMPORARY REDUCTION OF RENT. If the Property is
destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair or restoration of or to the Property.

        Section 7.04. WAIVER. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT:  CONDEMNATION

        If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date of the condemning authority takes title or possession, whichever occurs first, if more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this lease or make such repair at Landlord's expense.

ARTICLE NINE:  ASSIGNMENT AND SUBLETTING

        Section 9.01. LANDLORD'S CONSENT REQUIRED. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent.

        Section 9.02. TENANT AFFILIATE. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

        Section 9.03. NO RELEASE OF TENANT. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

        Section 9.04. OFFER TO TERMINATE. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in affect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

        Section 9.05.   LANDLORD'S CONSENT.

        (a) Tenant's request for consent to any transfer described in Section
9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

        (b) If Tenant assigns or subleases, the following shall apply:

            (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.14) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly.



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        The Profit means (A) all amounts paid to Tenant for such assignment or sublease including "key" money monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

        (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

        Section 9.06. NO MERGER. No merger shall result from Tenant's sublease of the Property under this Article Nine. Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

        *

ARTICLE TEN: DEFAULTS, REMEDIES

        Section 10.01. COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

        Section 10.02. DEFAULTS. Tenant shall be in material default under this Lease:

        (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

        (b) If Tenant fails to pay rent within three (3) days of written notice from Landlord or any other charge when due;

        (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

        (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

        (e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

        Section 10.03. REMEDIES. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

        (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property. Landlord's reasonable attorneys' fees incurred in connection therewith, and real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord hall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b):

* Section 9.07. Landlord shall have the right to terminate this Lease as of the proposed sublease date/assignment date rather than approve sublease/assignment per the terms and conditions of this Lease. However, Tenant shall be allowed to

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concurrently Sublease its space provided Tenant remains the primary occupant of the Property.

        (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due:

        (c) Pursue any other remedy now or hereafter available to Landlord under the laws of judicial decisions of the state in which the Property is located.

        Section 10.05. AUTOMATIC TERMINATION. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

        Section 10.06. CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

        Section 11.01. SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, considerations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground Lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground Lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground Lease, deed of trust or mortgage or the date of recording thereof.*

        Section 11.02. ATTORNMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

        Section 11.03. SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

        Section 11.04. ESTOPPEL CERTIFICATES.

        (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed; (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

        (b) If Tenant does not deliver such statement to Landlord within such ten (10)-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that his Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

        Section 11.05. TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall delivery to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial


- --------------
* Landlord will use its best efforts to have the holders of the existing deed of trust encumbering the Project execute a non-disturbance agreement with respect to this Lease, in form reasonably acceptable to all parties.


1988 Southern California Chapter                Initials
     of the Society of Industrial  [LOGO]               ------------------------
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

statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE:  LEGAL COSTS

        Section 12.01. LEGAL PROCEEDINGS. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

        Section 12.02 LANDLORD'S CONSENT. Tenant shall pay Landlord's reasonable attorneys' fees not to exceed $500 incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTEEN:  MISCELLANEOUS PROVISIONS

        Section 13.01. NON-DISCRIMINATION. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

        Section 13.02.  LANDLORD'S LIABILITY; CERTAIN DUTIES.

        (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or Project or the leasehold estate under a ground lease of the Property or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

        (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure. Landlord shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued to completion.

        (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

        Section 13.03. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

        Section 13.04. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other in any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

        Section 13.05. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

        Section 13.06. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

        Section 13.07. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

        Section 13.08. NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.


1988 Southern California Chapter                Initials
     of the Society of Industrial    [LOGO]             ------------------------
     and Office Realtors,! Inc.
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                           (Multi-Tenant Gross Form)

        Section 13.09. BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

        Section 13.10. CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed. Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

        Section 13.11. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

        Section 13.12. FORCE MAJEURE. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

        Section 13.13 EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by other parties.

        Section 13.14. SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

ARTICLE FOURTEEN: BROKERS

        Section 14.01. BROKER'S FEE. Landlord shall pay a real estate commission to Landlord's Broker named in Section 1.08 above, if any, as provided in the written agreement between Landlord and Landlord's Broker, for services rendered to Landlord by Landlord's Broker in this transaction. Such commission shall be the amount set forth in Landlord's Broker's commission schedule in effect as of the execution of this Lease. If a Tenant's Broker is named in Section 1.08 above, Landlord's Broker shall pay fifty percent (50%) of its commission to Tenant's Broker. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord's Broker. (1) as follows:*

        Section 14.02. PROTECTION OF BROKERS. If Landlord sells the Property, or assigns Landlord's interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord's Broker thereafter required of Landlord under this Article Fourteen. Landlord's Broker shall have the right to bring a legal action to enforce or declare rights under this provision. The prevailing party in such action shall be entitled to reasonable attorneys' fees to be paid by the losing party. Such attorneys' fees shall be fixed by the court in such action. This Paragraph is included in this Lease for the benefit of Landlord's Broker.

        Section 14.03. BROKER'S DISCLOSURE OF AGENCY. Landlord's Broker hereby discloses to Landlord and Tenant and Landlord and Tenant hereby consent to Landlord's Broker acting in this transaction as the agent of (check one):

        / X /  Landlord exclusively; or

        /   /  both Landlord and Tenant.

        Section 14.04. NO OTHER BROKERS. Tenant represents and warrants to Landlord that the brokers named in Section 1.08 above are the only agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect of this Lease or the Property.

        ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

* one-half (1/2) upon Lease signature and one-half (1/2) upon Tenant's occupancy and payment of rent.







                                             Initials  [ILLEGIBLE]
                                                      ----------------------
                                                       [ILLEGIBLE]
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1988 Southern California Chapter
     of the Society of Industrial  [LOGO]
     and Office Realtors,(!) Inc.


                                       12
                           (Multi-Tenant Gross Form)

                                  EXHIBIT "B"


                             ALQUIST-PRIOLO SPECIAL
                          EARTHQUAKE STUDIES ZONE ACT


This Addendum is attached as Exhibit "B" to the Lease Dated June 25, 1992 in which Steritech Inc., a California Corporation is referred to as Tenant and Shamrock Development Company is referred to as Landlord.

The property which is the subject of this Agreement is or may be situated in a Special Study Zone as designated under the Alquist-Priolo Special Zone Act, Sections 2621-2630, inclusive of the California Public Resources Code. No representations on the subject are made by Landlord or By TRI Commercial Real Estate Services or its agents or employees, and the Tenant should make his own inquiry or investigation.

        Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

                                                        "LANDLORD"

Signed on Oct. 9, 1992                          Shamrock Development Company,
                                                a California Corporation
at
   -----------------------------                By: /s/ Richard L. Rosenberry
                                                   ---------------------------
                                                   Richard L. Rosenberry

                                                Its: President
                                                     -------------------------

                                                By:
                                                    --------------------------

                                                Its:
                                                     -------------------------


                                                           "TENANT"

Signed on Oct. 9, 1992                          Steritech, Inc.
                                                a California Corporation
at Concord, CA
   ----------------------------                 By: /s/ Stephen T. Isaacs
                                                    --------------------------
                                                    Stephen T. Isaacs

                                                Its: President
                                                     -------------------------

                                                By: /s/ Peter G. Carroll
                                                    --------------------------
                                                    Peter G. Carroll

                                                Its: Secretary
                                                     -------------------------

        IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

        THIS PRINTED FORM LEASE HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS, INC. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS, INC., ITS LEGAL COUNSEL, THE REAL ESTATE BROKERS NAMED HEREIN, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR OF THIS TRANSACTION. LANDLORD AND TENANT SHOULD RETAIN LEGAL COUNSEL TO ADVISE THEM ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL.

1988 Southern California Chapter                Initials
     of the Society of Industrial    [LOGO]             ------------------------
     and Office Realtors,! Inc.
                                                        ------------------------
                                       13
                           (Multi-Tenant Gross Form)

                                  LEASE RIDER

This Lease Rider is attached to and made a part of the Lease dated ___________, 1992 between Shamrock Development Company, a California Corporation (Landlord) and Steritech, Inc., a California Corporation (Tenant).

The parties agree to the following additions to and modifications of the Lease:

NEW SECTION 1.16 TENANT IMPROVEMENTS. Tenant shall have improvements constructed at the Property in accordance with this section.

        (a) Tenant Improvement Allowance. Landlord shall make available to Tenant for the payment of Tenant's costs for construction of tenant improvements, demolition, permits and fees, and space planning/architectural costs (collectively "Tenant Improvements") up to a maximum of $11.64 per rentable square foot of the Property (i.e., a total of $106,310.00) (the "Allowance"), which amount shall be used strictly for such purposes, and shall be payable in the following progress payments:

                25% when Tenant Improvements are 10% completed;
                25% when Tenant Improvements are 25% completed;
                25% when Tenant Improvements are 50% completed; and 25% when Tenant Improvements are 95% completed.

Percentage completion shall be reasonably determined by Tenant's architect. If Landlord fails to pay (or cause to be paid, as provided in subparagraph (b), below) any portion of the Allowance to Tenant as provided herein, Tenant shall be entitled to offset any unpaid amounts against the rent and any other sums due to Landlord under the Lease.

        (b) Payments. When Tenant is entitled to each progress payment as provided in subparagraph (a) above, Tenant shall submit to Landlord, and Landlord shall thereupon immediately submit to Concord Commercial Bank, whose office is located at Concord, California ("Agent"), invoices for costs incurred in connection with the Tenant Improvements, with instructions to Agent immediately to issue checks from its escrow account number 001201530 to the entity or entities to whom payment is due, as shown on said invoices; provided, however, that in no event shall the total value of such checks exceed the amount of the progress payment to which Tenant is then entitled. In no event, however, shall Tenant be entitled to payment for any invoices submitted to Landlord after April 1, 1993. Agent's failure or inability to issue checks as provided herein shall not relieve Landlord from its obligation to cause payments up to the amount of the Allowance to be made to those entitled to payment on account of the Tenant Improvements.

        (c) Development of Plans. Attached to this Lease as Exhibit A is a preliminary space plan (the "Preliminary Space Plan"), which Landlord hereby approves. Tenant shall cause to be prepared for Landlord's review plans, specifications, and working drawings for the construction of the Tenant Improvements (the "Final Plans"). Landlord shall approve the Final Plans so long as they are a logical evolution of the Preliminary Space Plan. To the extent that the Final Plans are not a logical evolution of the Preliminary Space Plan, Landlord nevertheless shall not unreasonably withhold or delay its approval of the Final Plans.

        (d) Construction. Tenant shall give Landlord not less than five days' written notice prior to commencement of construction of the Tenant Improvements to enable Landlord to post notice of nonresponsibility. No construction shall commence until Tenant has received all governmental permits necessary to permit Tenant to legally commence the construction of the Tenant Improvements. Tenant shall be responsible for monitoring and managing the construction of the Tenant Improvements, and shall cause the same to be constructed with due diligence and in compliance with all governmental regulations and the Final Plans (as the same may be revised from time to time with the approval of Landlord, which shall not be unreasonably withheld or delayed). Landlord shall have the right to approve the general contractor(s) to be used by Tenant for the construction of the Tenant Improvements. If Tenant selects the following general contractor, Landlord will be deemed to have approved the same: RUDOLPH SLETTEN.

        (e) Other Tenants. Tenant shall ensure that the construction of the Tenant Improvements shall not prevent the access of other tenants of the Project to their respective premises or the parking areas of the Project. Tenant will also use reasonable efforts to ensure that its contractors avoid creating undue noise and inconvenience to such other tenants during construction of the Tenant Improvements. Landlord acknowledges and agrees, however, that some noise and inconvenience is inevitable, and Tenant shall not be liable therefor.

        (f) Indemnification; Bonds; Proof of Payment. Tenant shall submit for Landlord's approval evidence of the general contractor's liability and worker's compensation insurance. Tenant shall maintain the liability insurance required under Section 4.04(a) of the Lease from and after the date commencement of construction begins. So long as the estimated total cost of construction of the Tenant Improvements does not exceed $1,000,000, Tenant shall not be required to furnish or cause its contractor(s) to furnish payment and completion bonds. Except to the extent cause by negligence or willful misconduct of Landlord or its agents, employees, or contractors, Tenant shall indemnify Landlord against any and all claims made as a result of the construction of the Tenant Improvements. Tenant shall also provide Landlord copies of proof of payment of invoices (other than those to be paid through the Agent) on a monthly basis.

        (g) Term Commencement. The term of the Lease (and Tenant's obligation to pay rent) shall commence on February 1, 1993, or upon Tenant's actually moving into the Property and commencing operations, whichever occurs first. Tenant shall be given full access to the Property immediately upon execution of this Lease for all purposes reasonably related to the constructing the Tenant Improvements.

        (h) Landlord's Consents. Whenever Landlord's consent is required pursuant to the provisions of this Section, Landlord shall not unreasonably withhold or delay such consent. If Landlord fails to notify Tenant in writing of its disapproval of any matter for which consent is requested within five business days after Tenant's request therefor, Landlord will be deemed to have granted its consent.

REVISED SECTION 4.05 (d) MAINTENANCE OF COMMON AREAS. Landlord shall maintain the common areas in good order, condition and repair and shall operate the project, in Landlord's sole discretion, as a first-class industrial/commercial real property development. Tenant shall pay Tenant's pro rata share (as determined below) of all of the following costs incurred by Landlord for the operation and maintenance of the Common Areas which increase above the 1993 Base Year expenses for the Project: gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than tenants' signs); premiums for liability, property damage, fire and other types of casualty insurance (excluding earthquake and flood insurance) on the Common Areas and worker's compensation insurance; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reserves for roof replacement and exterior painting and other appropriate reserves; and a reasonable allowance to Landlord for Landlord's supervision of the Common Areas (not to exceed five percent (5%) of the gross rents of the Project for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area costs. Notwithstanding any of the foregoing Common Area costs shall not include depreciation of real property which forms part of the Common Areas or expenses that would be considered capital expenses under generally accepted accounting principles.

REVISED MATERIAL 5.03 HAZARDOUS MATERIALS.

        (a) Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations, including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et seq.), Resource Conservation & Recovery Act (42 U.S.C. Section 6901, et seq.), Safe Drinking Water Act (42 U.S.C. Section 3000f, et seq.), Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.), the Clean Air Act (42 U.S.C.
Section 7401, et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), California Health & Safety Code (Section 25100, et seq.; Section 39000, et seq.), California Safe Drinking Water & Toxic Enforcement Act of 1986 (Health & Safety Code Section 25249.5, et seq.), California Water Code (Section 13000, et seq.), and other comparable state and federal laws ("Hazardous Material Laws"), relating to the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Material.

        (b) Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Tenant's use of Hazardous Material on the Property, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Property. Tenant shall cause any and all of its Hazardous Material to be removed from the Property solely in compliance with all applicable Hazardous Material Laws. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Material in, on, under or about the Property in total conformity with all applicable Hazardous Material Laws and prudent industry practices regarding management of such Hazardous Material. Upon expiration or earlier termination of the term, Tenant shall cause all of its Hazardous Material to be removed from the Property in accordance with and in compliance with all applicable Hazardous Material Laws.

        (c) Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord and each of Landlord's officers, shareholders, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) arising from or caused in whole or in part, directly or indirectly, by (i) an Environmental Activity by Tenant; or (ii) Tenant's failure to comply with any Hazardous Material Law. Tenant's obligations under this Section shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any repair, cleanup or detoxification or decontamination of the Property and the Project, or the preparation and implementation of any closure, remedial action or other plans in connection therewith that are required as a result of any Environmental Activity by Tenant, and shall survive the expiration or earlier termination of this Lease. Landlord shall indemnify, defend (by counsel reasonably acceptable to Tenant), protect, and hold Tenant and each of Tenant's officers, shareholders, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all liability, loss, suit, claim, action, cost and expense, including, without limitation, any attorneys' fees, arising from the occurrence of any Environmental Activity where such Environmental Activity was caused by
(i) Landlord, (ii) another tenant's conduct at the Project, or (iii) anyone's conduct at the Project before the date of this Lease. The provisions of this Section shall survive the termination of this Lease. "Environmental Activity" means any actual, proposed or threatened storage, holding, existence, release, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Material from, into or on the Property or any other activity or occurrence that causes or would cause any such event to exist.

        (d) It is expressly understood and agreed that to the extent that neither Landlord nor Tenant has expressly agreed to indemnify the other pursuant to this Section 5.03, the absence of any such indemnity shall not be construed to be a waiver by either party of any claims, actions, rights or remedies at law or in equity against the other party or any other person.

REVISED SECTION 6.01 EXISTING CONDITIONS. To the best of Landlord's knowledge, as of the execution of the Lease, the Project is in compliance with all laws, ordinances and governmental regulations and orders. Except as provided in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or its suitability for Tenant's intended use. Tenant has inspected the Property and determined the suitability of all utility services, the HVAC system, and fire safety and alarm features for Tenant's intended use. Subject to Section 1.16, Tenant will be considered to accept the Property in its condition as of the date possession is given to Tenant.

ADDITION TO SECTION 6.05(a) ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Landlord shall not unreasonably withhold consent to alterations, additions or improvements proposed by Tenant and requiring Landlord's consent pursuant to
Section 6.05(a) of the Lease, unless such alterations, additions or improvements are visible from outside the Property. In granting or withholding consent, Landlord shall in all events be entitled to consider the impact of Tenant's proposal on the value of the Project, the cost of restoration of the Property when possession is recovered from Tenant, and the impact of Tenant's proposal on other Project tenants, and Landlord may condition any approval on Tenant's giving adequate assurance of full compliance with all terms of the Lease and amelioration of any such adverse impacts.

ADDITION TO SECTION 10.02 DEFAULTS.

        (f) A release or discharge of Hazardous Material (as that term is defined in Section 5.03) occurs at the Property in violation of Hazardous Material Law as a result of Tenant's activities there, upon Landlord's written notice to Tenant; provided that Tenant can cure such a default by promptly commencing and completing the removal of, or taking other appropriate remedial action with respect to, such release or discharge. The removal or remedial action shall be conducted in accordance with all applicable laws and regulations and in a manner which is reasonably acceptable to, and which is approved in writing by, Landlord.

ARTICLE SIXTEEN: BASE YEARS FOR OTHER CHARGES. Notwithstanding Article Four:

        (a) Real Property Taxes. The Base Real Property Taxes on the Property shall be those assessed for the July 1, 1992 -- June 30, 1993 tax fiscal year, subject to Tenant's liability for real property tax attributable to that portion of the Tenant Improvements in excess of $106,310.00.

Example: The real property tax assessed against the Property for the July 1, 1992 -- June 30, 1993 tax fiscal year is $7,000. For the July 1, 1993 -- June 30, 1994 tax fiscal year, the real property tax assessed against the Property is $12,140, of which $5,000 is attributable (according to the Contra Costa County Assessor's worksheets) to Tenant Improvements amounting to $440,000. Under Section 4.02(e) of the Lease, Tenant is responsible for $3,931.93 of the 1993-94 taxes ($140 + 333,690/440,000 x $5,000), and the Landlord is responsible for the remainder, $8,208.07. The latter figure becomes the Base Real Property Taxes, so that for future tax fiscal years during the Lease term, Tenant will be responsible for real property taxes assessed against the Property in excess of $8,208.07, subject to Tenant's protection against tax increases resulting from a sale of the Project during the first three years of the initial term. Landlord would have paid all of the 1992-93 assessment of $7,000; however, if the Assessor made any supplemental assessment for 1992-93 attributable to the Tenant Improvements, the supplemental assessment would be allocated between Landlord and Tenant according to the principles of Section 4.02(e).

        (b) Insurance Premiums. The Base Premiums for Landlord's insurance shall be those payable by Landlord for the July 1, 1992 -- June 30, 1993 policy year.

        (c) Common Area Costs. Tenant shall be responsible for its pro rate share of increases in Common Area costs over the amount of those costs for 1993. The Property's share of costs for management and water for 1993 shall be adjusted as if 95% of the rentable square feet in the Project were leased for the entire year, if the Project occupancy is less.

        (d) Renewal of Term. If Tenant exercises its option to renew pursuant to Article Seventeen, then during the renewal term, Tenant's additional rent under Article Four of the Lease will be calculated using real property taxes assessed on the Property for the July 1, 1997 - June 30, 1998 tax fiscal year as Base Real Property Taxes, insurance premiums for the July 1 1997 - June 30, 1998 policy year as Base Premiums, and 1998 Common Area costs. Tenant shall remain responsible, however, for real property tax attributable to that portion of the Tenant Improvements in excess of $106,310.00, in accordance with (a) above.

ARTICLE SEVENTEEN: OPTION TO RENEW. Provided the Tenant is not in default of any terms and conditions of this Lease either at the time the option is exercised or as of the date of commencement of the renewal term, Landlord shall grant to Tenant one (1) option to renew this Lease for an additional term of five (5) years commencing on expiration of the initial term, and on all the other terms and conditions contained herein, excepting the Base Rent. The new Base Rent (Section 1.12) shall equal the number of rentable square feet of space included in the Property (9,131) multiplied by the average rent per square foot for building standard office space then being charged in the Project, or if none, then the fair market rent per square foot for building standard office space at Stanwell Industrial Park, Concord, California, as of September 1, 1997. In determining such fair market rent, there shall be taken into account the fact that the Lease is a gross lease with pass throughs of increases in property taxes, insurance premiums, and Common Area costs, as provided in Article Sixteen. Tenant shall give Landlord at least one hundred eighty (180) days' advance written notice prior to the expiration of this Lease if it intends to exercise this option to renew. This option shall be exclusive to Tenant and may not be assigned or otherwise transferred, except pursuant to an approved or otherwise permitted assignment or sublease under this Lease.

Landlord and Tenant shall have 30 days after Tenant notifies Landlord of the exercise of its option to renew in which to agree to the new Base Rent. If the parties cannot agree to the new Base Rent within such 30 day period, each party shall appoint an Appraiser and shall give notice to the other party of the identity of the Appraiser within 10 days after the expiration of said 30 day period. For purposes hereof, "Appraiser" means a real estate broker or MAI designated appraiser, in either case with not less than five years of full time commercial appraisal or brokerage experience in the area in which the Project is located and with no prior business dealings with the party appointing such Appraiser. If either party fails to appoint an Appraiser, the sole Appraiser appointed shall make the determination of fair market rent per square foot. If two Appraisers are appointed, they shall immediately meet and attempt to agree upon the fair market rent per square foot. If they are unable to do so within 15 days after their first meeting, they shall jointly appoint a third Appraiser to make such determination, and the third Appraiser shall make such determination within 10 days of his/her appointment. If the two Appraisers are unable to agree upon such third Appraiser, either party may petition the Presiding Judge of the Superior Court of Contra Costa County to appoint such third Appraiser. The determination of fair market rent per square foot as provided in this Article shall be binding upon the parties. In no event, however, shall the new Base Rent be less than the Base Rent in effect at the time Tenant exercises its option to renew. The new Base Rent shall be subject to adjustment for increases in the cost of living (Section 3.02) as of the first day of the 25th, 37th and 49th months of the renewal term, subject to the limitations and provisions of Section 1.12(a) of the Lease.

ARTICLE EIGHTEEN: RIGHT TO TERMINATE. Tenant shall have a one time right to terminate this Lease per the terms and conditions of this Lease effective January 31, 1996 ("Early Termination Date"). To exercise this right to terminate, Tenant shall give Landlord written notice of this election on or before September 1, 1995.

In the event Tenant elects to terminate the Lease on the Early Termination Date, Tenant shall additionally include with its notice to the Landlord a check made payable to Landlord in the amount of Ninety-Eight Thousand Dollars ($98,000.00), which represents the remaining unamortized balance for Landlord's share of Tenant Improvements, brokerage commissions and three months' rent.

ARTICLE NINETEEN: RESTORATION OF PROPERTY. Upon termination of the Lease pursuant to Article Eighteen, Tenant shall, at Landlord's option, either vacate the Property as provided in this Lease or shall pay the Landlord within 10 days of request the sum of Forty-Five Thousand Six Hundred Fifty-Five ($45,655.00) Dollars for Landlord's demolition of the Property. In any case Tenant shall be entitled to remove and retain possession of any specialized laboratory equipment installed in the Property, provided Tenant repairs any damage caused by the removal.

ARTICLE TWENTY: PRE-TERMINATION ENVIRONMENT TESTING. Three months or more before expiration of the Lease term, or before the Early Termination Date if Tenant exercises its right to early termination pursuant to Article Eighteen, Landlord shall have the right to conduct environmental tests at the Property. The cost of such tests shall be borne equally by Landlord and Tenant, at a total cost of not more than $6,000 unless Landlord elects to pay all of any excess. Tenant at its sole expense shall remedy any Hazardous Material contamination that may be discovered from such tests that Tenant is responsible for. If Tenant fails to remedy contamination it is responsible for by the expiration of the Lease term, Tenant shall be considered to have held over, and the provisions of Section 2.04 of the Lease shall apply until all such contamination has been remedied; and in addition Tenant shall be responsible for any additional loss sustained by Landlord as a result of such contamination, including diminution in value of the Project, additional costs of investigation and cleanup, and claims from subsequent tenants for any delays or other damage sustained by them.

ARTICLE TWENTY-ONE: LEGAL COMPLIANCE. (a) Tenant expressly assumes the responsibility of obtaining required governmental approvals for all aspects of its anticipated use of the Property, including the storage, use and disposal of Hazardous Material as disclosed in this Lease. Tenant waives application of the doctrine of commercial frustration to its obligations under this Lease as regards its anticipated use of the Property. Tenant will assume responsibility for continuing compliance with all governmental laws and regulations which may apply to its operations at the Property, including the cost of any preventative or reparative actions now or in the future required by laws and orders governing Tenant's use of the Property.

        (b) Notwithstanding the foregoing, if Tenant is unable to obtain all required governmental approvals by October 25, 1992, then Tenant may elect on written notice to Landlord given on or before that date, and before commencement of construction of Tenant Improvements, to cancel this Lease. In the event of such cancellation, Landlord shall be entitled to retain the sum of $19,176.00 paid by Tenant upon execution of this Lease as liquidated damages to compensate Landlord for holding the Property off of the market and for all other damages sustained by Landlord; however, Tenant shall have no further obligations under this Lease.

In the event a conflict exists between the Lease and the Lease Rider the terms and conditions of the Lease Rider shall prevail.

Dated as of the date of the Lease.

LANDLORD                                TENANT

SHAMROCK DEVELOPMENT COMPANY            STERITECH, INC.

By /s/ Richard L. Rosenberry            By /s/ Stephen T. Isaacs
  --------------------------              -------------------------
  RICHARD L. ROSENBERRY                   STEPHEN T. ISAACS
  President                               President

                                        By /s/ Peter G. Carroll
                                          -------------------------
                                          PETER G. CARROLL
                                          Secretary

                FIRST AMENDMENT TO INDUSTRIAL REAL ESTATE LEASE

        This Agreement is made between STANWELL DRIVE PROPERTIES, A CALIFORNIA LIMITED PARTNERSHIP ("Landlord"), a California limited partnership, and STERITECH, INC. ("Tenant"), a California corporation.

                                    RECITALS

        A. Landlord is the successor to Shamrock Development Co. as owner and lessor of that certain office building in the City of Concord, Contra Costa County, California, commonly known as Buchanan Oaks IV, located at 2525 Stanwell Drive ("the Project").

        B. Tenant is a tenant of a portion of the Project under a lease agreement entitled Industrial Real Estate Lease (Multi-Tenant Facility) ("Lease") dated October 1, 1992, entered into between Tenant and Landlord's predecessor in ownership.

        C. The parties wish to modify the provisions of the Lease to embrace additional space within the Project and to modify other provisions of the Lease as to the rent, the term, and other matters more particularly set forth below.

                                   AGREEMENT

        IT IS THEREFORE AGREED BETWEEN THE PARTIES AS FOLLOWS:

        1.      AMENDMENT TO BASIC TERMS.

        The following sections of Article One of the Lease are amended as follows:

        SECTION 1.04. PROPERTY: As of the date of execution of this Agreement, the Property shall include:

                (a) 2525 Stanwell Drive, Suite 300, Concord, California, consisting of approximately 9,131 rentable square feet of office, laboratory and warehouse space ("the Original Premises"); and

                (b) 2525 Stanwell Drive, Suite 100, Concord, California, of approximately 8,270 rentable square feet of office, laboratory and warehouse space ("the Expansion Premises").

        SECTION 1.05. LEASE TERM: Subject to Paragraph 5(b) below, for the Original Premises the Lease Term shall be six years five months, beginning on February 1, 1993, and ending on June 30, 1999, and for the Expansion Premises, the Lease Term shall be five years beginning on July 1, 1994, and ending on June 30, 1999.

        SECTION 1.11 VEHICLE PARKING SPACES ALLOCATED TO TENANT (SEE SECTION 4.05): Forty (40) non-exclusive on-site parking spaces and 32 non-exclusive parking spaces in the exclusive parking easement across the street.

        SECTION 1.12  RENT AND OTHER CHARGES PAYABLE BY TENANT:

                (a)  BASE RENT:

                        (1) The Base Rent for the Original Premises, payable as provided in Section 3.01, shall be $9,922.00 per month for the period from February 1, 1993, until January 31, 1995. This Base Rent shall be adjusted on February 1, 1995, and on each February 1 thereafter during the Lease Term in the manner provided in Section 3.02; however, the maximum increase at any single Rental Adjustment Date shall be $992.20 (10% of the initial Base Rent). In addition, the increase as of February 1, 1995, shall be further limited to an amount equal to the sum of:

                                (i)  The lesser of $446.10 or the amount of the
increase which would have applied under Section 3.02 as of February 1, 1994, if that date were a Rental Adjustment Date; and

                                (ii) The lesser of $446.10 or the amount of
the increase which would have applied under Section 3.02 of February 1, 1995, if February 1, 1994, were a Rental Adjustment Date.

                        (2) The Base Rent for the Expansion Premises, payable on July 1, 1994, and on the first day of each month thereafter and otherwise in accordance with the terms of Section 3.01, shall be $8,683.50 per month for the period from July 1, 1994, until June 30, 1996. This Base Rent shall be adjusted on July 1, 1996, and on each July 1 thereafter during the Lease Term in the manner provided in Section 3.02; however, the maximum increase at any single Rental Adjustment Date shall be $868.35 (10% of the initial Base Rent). In addition, the increase as of July 1, 1996, shall be further limited to an amount equal to the sum of:

                                (i)  The lesser of $434.17 or the amount of the
increase which would have applied under Section 3.02 as of July 1, 1995, if that date were a Rental Adjustment Date; and

                                (ii) The lesser of $434.18 or the amount of the
increase which would have applied under Section 3.02 as of July 1, 1996, if July 1, 1995, were a Rental Adjustment Date.

                (3) If the Lease Term is extended by reason of Tenant's exercise of its option under Paragraph 5 below, the Base Rent for both the Original Premises and the Expansion Premises shall continue to be adjusted as set forth above on the same basis.

        (b) OTHER PERIODIC PAYMENTS: Pursuant to Section 4.05(e) of the Lease, Tenant will be responsible for 34.3% of Common Area expense increases over the 1993 base year for the Original Premises, and 31.1% of the Common Area expense increases above the 1994 base year for the Expansion Premises.

        SECTION 1.14. LANDLORD'S SHARE OF PROFIT ON ASSIGNMENT OR SUBLEASE:

        The Landlord's Share shall be increased from 30% to 50% of the Profit.


        2. INCREASE IN SECURITY DEPOSIT.

        Effective on execution of this instrument, the Security Deposit required of Tenant under the Lease shall be $12,000, and Tenant shall at that time pay to Landlord the sum of $2,078 in order to increase the Security Deposit to the sum of $12,000. The provisions of Section 3.03(b) of the Lease shall not apply.

        3. TENANT IMPROVEMENTS.

        Landlord shall make available to Tenant for the payment of Tenant's costs for construction of Tenant improvements, demolition, permits and fees, and space planning/architectural costs (collectively "Tenant Improvements") to the Expansion Premises up to a maximum of $10 per rentable square foot (i.e., a total of $82,700) ("the Allowance") which amount shall be used strictly for such purposes. The schedule and other terms of payment to be made by Landlord for these Tenant Improvements shall be in accordance with the following provisions:

                (a) Schedule. The Allowance is payable in the following progress payments:

        25% when Tenant Improvements are 10% completed;
        25% when Tenant Improvements are 25% completed;
        25% when Tenant Improvements are 50% completed; and 25% when Tenant Improvements are 95% completed.

Percentage completion shall be reasonably determined by Tenant's architect. If Landlord fails to pay any portion of the Allowance to Tenant as provided herein, Tenant shall be entitled to offset any unpaid amounts against the rent and any other sums due to Landlord under the Lease.

                (b) Payments. When Tenant is entitled to each progress payment as provided in subparagraph (a) above, Tenant shall submit to Landlord invoices for costs incurred in connection with the Tenant Improvements; provided, however, that in no event shall the amount then payable to Tenant exceed the amount of the progress payment to which Tenant is then entitled.

        (c) Development of Plans. Attached to this Agreement as Exhibit 1 is a preliminary space plan (the "Preliminary Space Plan"), which Landlord hereby approves. Tenant shall cause to be prepared for Landlord's review plans, specifications, and working drawings for the construction of the Tenant Improvements (the "Final Plans"). Landlord shall approve the Final Plans so long as they are a logical evolution of the Preliminary Space Plan. To the extent that the Final Plans are not a logical evolution of the Preliminary Space Plan, Landlord nevertheless shall not unreasonably withhold or delay its approval of the Final Plans.

        (d) Construction. Tenant shall give Landlord not less than five days' written notice prior to commencement of construction of the Tenant Improvements to enable Landlord to post notice of nonresponsibility. No construction shall commence until Tenant has received all governmental permits necessary to permit Tenant to legally commence the construction of the Tenant Improvements. Tenant shall be responsible for monitoring and managing the construction of the Tenant Improvements, and shall cause the same to be constructed with due diligence and in compliance with all governmental regulations and the Final Plans (as the same may be revised from time to time with the approval of Landlord, which shall not be unreasonably withheld or delayed). Landlord shall have the right to approve the general contractor(s) to be used by Tenant for the construction of the Tenant Improvements. If Tenant selects the following general contractor, Landlord will be deemed to have approved the same: WESTFOUR CONSTRUCTION.

        (e) Other Tenants. Tenant shall ensure that the construction of the Tenant Improvements shall not prevent the access of other tenants of the Project to their respective premises or the parking areas of the Project. Tenant will also use reasonable efforts to ensure that its contractors avoid creating undue noise and inconvenience to such other tenants during construction of the Tenant Improvements. Landlord acknowledges and agrees, however, that some noise and inconvenience is inevitable, and Tenant shall not be liable therefor.

        (f) Indemnification; Bonds; Proof of Payment. Tenant shall submit for Landlord's approval evidence of the general contractor's liability and worker's compensation insurance. Tenant shall maintain the liability insurance required under Section 4.04(a) of the Lease from and after the date commencement of construction begins. So long as the estimated total cost of construction of the Tenant Improvements does not exceed $1,000,000, Tenant shall not be required to furnish or cause its contractor(s) to furnish payment and completion bonds. Except to the extent caused by negligence or willful misconduct of Landlord or its agents, employees, or contractors, Tenant shall indemnify Landlord against any and all claims made as a result of the construction of the Tenant Improvements. Tenant shall also provide Landlord copies of proof of payment of invoices on a monthly basis.

        (g) Term Commencement. As to the Expansion Space, the Lease Term (and Tenant's obligation to pay rent) shall commence on July 1, 1994, or upon Tenant's actually moving into the Expansion Premises and commencing operations, whichever occurs first. Tenant shall be given full access to the Expansion Premises immediately upon execution of this Agreement for all purposes reasonably related to the constructing the Tenant Improvements.

        (h) Landlord's Consents. Whenever Landlord's consent is required pursuant to the provisions of this Paragraph 3, Landlord shall not unreasonably withhold or delay such consent. If Landlord fails to notify Tenant in writing of its disapproval of any matter for which consent is requested within five business days after Tenant's request therefor, Landlord will be deemed to have granted its consent.

        4. EARLY TERMINATION.

        Articles Eighteen and Nineteen of the Lease Rider to the Lease are hereby revoked and deleted.

        5. FUTURE EXPANSION OPTION.

        Landlord hereby grants to Tenant the option to lease approximately 9,205 rentable square feet ("Additional Space") within the Project known as 2525 Stanwell Drive, Suite 200, presently occupied by Spine and Sports Medicine Institute of Northern California, Inc. ("SSMI") under a lease dated February 6, 1992, subject to the terms and conditions of this paragraph. Tenant may notify Landlord of its election to exercise the option at any time before December 31, 1995, accompanied by payment in the sum of $265,000 payable to Landlord in order to pay the costs of relocating SSMI or its successor occupying the Additional Space. Notwithstanding any other provision of the Lease, the failure of Landlord to receive both Tenant's notice of exercise of the option plus the required payment on or before December 31, 1995, shall result in the automatic termination of Tenant's option rights to the Additional Space. If Tenant does effectively exercise the option:

        (a) Landlord shall immediately take steps to terminate any lease then in effect for the Additional Space, and will use its best efforts to deliver possession of the Additional Space within 180 days after Tenant's exercise of the option. In all events Landlord shall deliver possession of the Additional Space to Tenant within 270 days after Tenant's exercise of the option. Without limiting Tenant's other remedies, including without limitation the right to damages and specific performance, if Landlord fails to deliver possession of the Additional Space to Tenant within 270 days after Tenant's exercise of the option, Tenant shall have the right to withdraw its exercise of the option at any time before possession is actually tendered to Tenant, by giving notice of its election to Landlord. Upon receipt of such notice, Landlord shall refund to Tenant the amount of the payment which accompanied Tenant's exercise of the option, with interest at the rate then payable by Concord Commercial Bank on six month certificates of deposit in excess of $250,000. If Landlord fails to so refund to Tenant within 10 days of receipt of notice, the amount due Tenant shall thereafter accrue interest at the rate of 15% per annum, or the maximum legal rate, whichever is less, until paid, and Tenant shall have the right to deduct said amount from rent or any other sums due Landlord under the Lease.

        (b) The Lease Term as to the Additional Space and payment of Base Rent for the Additional Space shall commence on delivery of possession of that space to Tenant. Landlord shall give Tenant at least 90 days' advance notice of the date as of which the Additional Space shall be available, and Tenant shall not be obligated to take possession before expiration of that notice period. The Base Rent for the Additional Space shall equal the number of rentable square feet multiplied by 96.63374% of the Base Rent per rentable square foot of the Original Premises, as then in effect and as subsequently modified in accordance with the terms of the Lease, as amended. If the Lease Term for the Additional Space commences on a date other than the first day of a month, the Base Rent for that partial month shall be prorated, and thereafter Base Rent for the Additional Space shall be payable on the first day of each month thereafter. The entire Lease Term shall be extended from June 30, 1999, until June 30, 2002. In calculating the Additional Rent payable by Tenant with respect to the Additional Space under Article Four of the Lease, the Base Real Property Taxes on the Additional Space shall be those assessed for the July 1, 1992-June 30, 1993 tax fiscal year, the Base Premiums for Landlord's Insurance shall be those payable by Landlord for the July 1, 1992-June 30, 1993 policy year, and Tenant's share of increases in Common Area costs shall be calculated on the basis of the amount of those costs for calendar year 1993, the same as for the Original Premises, with Tenant's initial pro rata share of Common Area expenses attributable to the Additional Space equal to 34.6%.

        (c) Prior to December 31, 1995, Tenant may on at least 72 hours advance notice to Landlord arrange for an inspection of the Additional Space, accompanied by Landlord's representative. In exercising the option, Tenant will be considered to have inspected the Additional Space and determined the suitability of all utility services, the HVAC system, and fire safety and alarm features for Tenant's intended use and to have accepted the Additional Space in its condition as of the date of the exercise of its option. Landlord shall be required only to tender possession of the Additional Space to Tenant in essentially the same condition as when Tenant exercised the option, and shall not be obligated to pay for any tenant improvements to that space. Upon receiving possession of the Additional Space, Tenant shall immediately pay to Landlord the unamortized portion of the original brokerage costs for SSMI determined from the table attached as Exhibit 2 (calculated on the basis of $43,000, the amount of the leasing commission, amortized monthly at 9.5% interest over ten years from July 1, 1992).

                (d) Tenant shall have improvements constructed at the Additional Space in accordance with this section. Tenant shall cause to be prepared for Landlord's review a preliminary space plan (the "Preliminary Space Plan") for the construction of the Tenant Improvements of a similar nature to improvements made by Tenant in the Original Premises and the Expansion Premises. Landlord shall not unreasonably withhold or delay its approval of the Preliminary Space Plan. Tenant shall then cause to be prepared for Landlord's review plans, specifications and working drawings for the construction of the Tenant Improvements (the "Final Plans"). Landlord shall approve the Final Plans so long as they are a logical evolution of the Preliminary Space Plan. To the extent that the Final Plans are not a logical evolution of the Preliminary Space Plan, Landlord nevertheless shall not unreasonably withhold or delay its approval of the Final Plans. The terms of this Agreement relating to Tenant Improvements shall apply as stated in Paragraph 3 (d), (e), (f) and (h).

                (e) At the time possession of the Additional Space is given to Tenant, the parties agree to execute an amendment to the Lease confirming the commencement date for the Lease Term as to the Additional Space. Except as otherwise provided above, all the remaining terms of the Lease as amended shall apply to the Additional Space.

        6. LANDLORD'S RIGHT TO TERMINATE.

        The parties hereby revoke and delete Section 9.07 of the Lease.

        7. AMENDMENT TO EXHIBIT C.

                Exhibit C to the Lease (referenced in Section 6.06 of the Lease) is modified to delete the following from the list of Tenant's removable property: specialized lab casework (including wall-mounted cases). The parties intend and agree that by deleting this item from Exhibit C, it will become Landlord's property upon termination of the Lease. The parties further agree that Landlord's said right to require Tenant to remove any alterations, additions or improvements pursuant to Section 6.06 of the Lease will in any event not apply with respect to alterations, additions or improvements made by Tenant to (i) the Original Premises pursuant to Section 1.16 of the Lease Rider to the Lease, (ii) the Expansion Premises pursuant to Paragraph 3 of this Agreement, or (iii) the Additional Space pursuant to Paragraph 5 of this Agreement, except for those items listed in Exhibit C as amended by this Agreement. If Tenant exercises its option to renew granted in Paragraph 8(a) of this Agreement, Exhibit C to the Lease shall be modified to delete the following additional equipment: fume hoods; water system; and non-portable bio safety cabinets. The parties intend and agree that by deleting those items from Exhibit C, they will become Landlord's property upon termination of the Lease.

        8.  OPTIONS TO RENEW.

        Article Seventeen of the Lease Rider to the Lease is amended to read as follows:

                (a) Provided Tenant is not in default of any terms and conditions of the Lease either at the time the option is exercised or as of the date of commencement of the renewal term, Landlord grants to Tenant an option to renew the Lease for an additional term of five (5) years commencing on expiration of the initial term, as amended, and on all the other terms and conditions contained in the Lease as amended, excepting the Base Rent. The new Base Rent (Section 1.12) shall equal the number of rentable square feet of space included in the Property then under the Lease multiplied by the fair market rent per square foot for building standard office space at Stanwell Industrial Park, Concord, California, as of the date four months prior to expiration of the initial term, as amended. In determining such fair market rent, there shall be taken into account the fact that the Lease is a gross lease with pass-throughs of increases in property taxes, insurance premiums, and Common Area costs, as provided in Article Sixteen of the Lease Rider, as well as periodic cost of living increases as provided in Sections 1.12 and 3.02 of the Lease.

                (b) Provided Tenant has exercised the option granted under (a) above, and is not in default of any terms and conditions of the Lease either at the time the second option is exercised or as of the date of commencement of the second renewal term, Landlord grants to Tenant a second option to renew the Lease for an additional term of five years commencing on expiration of the first renewal term, and on all the other terms and conditions contained in the Lease as amended, excepting the Base Rent. The new Base Rent (Section 1.12) initially shall equal the number of rentable square feet of space included in the Property then under the Lease multiplied by the fair market rent per square foot for building standard office space at Stanwell Industrial Park, Concord, California, as of the date four months prior to expiration of the first renewal term; and then as of the beginning of the 31st month of the second renewal term, the Base Rent shall be recalculated to equal the number of rentable square feet of space included in the Property then under the Lease multiplied by the average of (i) the fair market rent per square foot for building standard office space at Stanwell Industrial Park, Concord California, as of the date four months prior to the commencement of the 31st month of the second extension term, and
        (ii) the fair market rent per square foot for fully improved biotech laboratory space in buildings with spaces of comparable amenities, age and size in Alameda and Contra Costa Counties as of the same date. In determining such fair market rent, there shall be taken into account the location of the Project in the City of Concord, California, and the fact that the Lease is a gross lease with pass-throughs of increases in property taxes, insurance premiums, and Common Area costs, as provided in Article Sixteen of the Lease Rider, as well as periodic cost of living increases as provided in Sections
1.12 and 3.02 of the Lease.

        (c) Tenant shall give Landlord at least one hundred eighty (180) days' advance written notice prior to the expiration of the then current term of the Lease if it intends to exercise an option to renew. All options shall be exclusive to Tenant and may not be assigned or otherwise transferred, except pursuant to an approved or otherwise permitted assignment or sublease under the Lease.

        (d) Landlord and Tenant shall have until the date four months before new Base Rent is to become effective under this Article to agree to the new Base Rent. If the parties cannot agree to the new Base Rent by that date, each party shall appoint an Appraiser and shall give notice to the other party of the identity of the Appraiser within 10 days after that date. For purposes hereof, "Appraiser" means a real estate broker or MAI designated appraiser, in either case with not less than five years of full time commercial appraisal or brokerage experience in the area in which the Project is located and with no prior business dealings with the party appointing such Appraiser. If either party fails to appoint an Appraiser, the sole Appraiser appointed shall make the determination(s) of fair market rent per square foot. If two Appraisers are appointed, they shall immediately meet and attempt to agree upon the determination(s) of fair market rent per square foot. If they are unable to do so within 15 days after their first meeting, they shall jointly appoint a third Appraiser to make such determination(s), and the third Appraiser shall make such determination(s) within 10 days of appointment. If the two Appraisers are unable to agree upon such third Appraiser, either party may petition the presiding judge of the Superior Court of Contra Costa County to appoint such third Appraiser. The determination(s) of fair market rent per square foot as provided in this Article shall be binding upon the parties. In no event, however, shall the new Base Rent be less than the Base Rent in effect at the time Tenant exercises an option to renew.

        (e) During each renewal term the new Base Rent shall be subject to annual adjustment each July 1 (the Rental Adjustment Date) for increases in the cost of living (Section 3.02); provided that during each such term the maximum increase at any single Rental Adjustment Date shall be 10% of the new Base Rent in effect at commencement of that term.

        9. BASE YEAR DETERMINATIONS.

        Subparagraph (d) of Article Sixteen of the Lease Rider to the Lease is amended to read as follows:

                (d) Renewal of Term. If tenant exercises either of its options to renew pursuant to Article Seventeen as amended, then during each renewal term, Tenant's additional rent under Article Four of the Lease will be calculated using real property taxes assessed on the Property for the first tax fiscal year commencing after the expiring term as Base Real Property Taxes, insurance premiums for the first policy year commencing after the expiring term as Base Premiums, and Common Area Costs for the calendar year in which the renewal term commences. Tenant shall remain responsible, however, for real property taxes attributable to that portion of the Tenant Improvements to the Original Premises in excess of $106,310, in accordance with (a) of this Article, that portion of the Tenant Improvements to the Expansion Premises in excess of $82,700, and that portion of the Tenant Improvements installed by Tenant in the Additional Space, on the same principle.

        10. PARKING.

        Section 4.05 (c) of the Lease is amended to read as follows:

                (c) SPECIFIC PROVISION RE: VEHICLE PARKING. Tenant shall be entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in Section 1.11 of the Lease without paying any additional rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord and in areas specified by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designed for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.11 of this Lease, Tenant shall at Landlord's option, immediately remove the additional vehicles upon notice from Landlord or pay a reasonable daily charge determined by Landlord for each such additional vehicle.

        11. PROPERTY TAXES.

        Notwithstanding any provisions of the Lease, as amended, to the contrary, in no event will Tenant be responsible for paying an increase in real property taxes pursuant to Section 4.02 of the Lease attributable to any tenant improvement constructed by or on behalf of anyone other than Tenant after May 1, 1994.

        12.  ENCUMBRANCE OF TENANT'S EQUIPMENT.

        Landlord shall execute and deliver such documents as may reasonably be requested by Tenant's lender or chattel lessor in order to assure the enforceability of perfected security interests in equipment used by Tenant on the Property. As a condition to the foregoing obligation, Tenant shall provide Landlord with a complete copy of the loan or chattel lease documentation, which shall expressly provide for notice to Landlord of any default by Tenant and give Landlord the right to cure the default on Tenant's account and, in the case of a chattel lease, the right to acquire on the same terms available to Tenant any items which would (if owned by Tenant) have become Landlord's property on termination of the Lease, pursuant to Paragraph 7 of this Agreement. Landlord shall have the right to recover from Tenant, in the same manner as rent, any sums paid by Landlord to Tenant's lender or chattel lessor pursuant to this paragraph.

        13.  EXPANSION SPACE LIGHT FIXTURES.

        Landlord shall be responsible for the prompt disposal in accordance with all applicable laws, ordinances and governmental regulations, of all light fixtures currently stored in the Expansion Premises and all installed light fixtures in the Expansion Premises disconnected by Tenant's contractors by July 1, 1994.

        14.  CONFIRMATION OF REMAINING PROVISIONS.

        Except as modified by this Agreement, the terms of the Lease remain in full force and effect between the parties.

Dated: May 16, 1994

LANDLORD                                        TENANT

STANWELL DRIVE PROPERTIES,                      STERITECH, INC.
A CALIFORNIA LIMITED PARTNERSHIP

BY: SHAMROCK DEVELOPMENT CO.,
General Partner                                 By: /s/ Steven T. Isaacs
                                                    --------------------------
                                                    STEVEN T. ISAACS,
                                                    President
By: /s/ Richard L. Rosenberry
    ---------------------------
    RICHARD L. ROSENBERRY,
    President and Secretary                     By: /s/ Lori L. Roll
                                                    --------------------------
                                                    LORI ROLL,
                                                    Secretary

                                                                     EXHIBIT 1

                              PRELIMINARY PLAN FOR
                                 STERITECH INC.

                             SCHEME # 3    2-18-94



                                  [FLOOR PLAN]

                                   EXHIBIT 2

================================================================================
      MONTH DURING WHICH TENANT RECEIVES           AMOUNT PAYABLE BY
        POSSESSION OF ADDITIONAL SPACE             TENANT TO LANDLORD
================================================================================

                    1/95                                $35,718
                    2/95                                $35,445
                    3/95                                $35,169
                    4/95                                $34,891
                    5/95                                $34,611
                    6/95                                $34,328
                    7/95                                $34,044
                    8/95                                $33,757
                   10/95                                $33,176
                   11/95                                $32,882
                   12/95                                $32,586
                    1/96                                $32,228
                    2/96                                $31,987
                    3/96                                $31,684
                    4/96                                $31,378
                    5/96                                $31,070
                    6/96                                $30,760
                    7/96                                $30,447
                    8/96                                $30,132
                    9/96                                $29,814
                   10/96                                $29,493
                   11/96                                $29,170
                   12/96                                $28,845
- --------------------------------------------------------------------------------

NOTE: If Tenant receives possession on a date other than the first of a month, the difference between the figure shown for that month and the figure shown for the following month shall be prorated on a daily basis.

Example 1: On December 29, 1995, Tenant notifies Landlord of its exercise of the Option to Lease the Additional Space and concurrently pays to Landlord the sum of $265,000 pursuant to Paragraph 5 of the Agreement. On March 8, 1996, Landlord notifies Tenant that the Additional Space will be available in 90 days. SSMI in fact vacates the Additional Space by April 25, 1996, and Landlord tenders possession to Tenant. Tenant elects to go into actual possession as of May 1, 1996, in lieu of waiting out the full 90 days. Pursuant to Paragraph 5(c), Tenant shall at that time pay to Landlord an additional $31,070 from the above table together with the first month's Base Rent for the Additional Space.

Example 2: Same facts as in Example 1, except that Tenant does not go into possession of the Additional Space until June 6, 1996 (90 days after Landlord's notice of availability). Pursuant to Paragraph 5(c), Tenant shall at that time pay to Landlord an additional $30,708 ($30,447 + $261 [$30,760 - $30,447 = $313
x 25/30 = $261] = $30,708) from the above table together with 25/30 of the monthly Base Rent for the Additional Space.

                SECOND AMENDMENT TO INDUSTRIAL REAL ESTATE LEASE

        This Agreement is made between STANWELL DRIVE PROPERTIES, A CALIFORNIA LIMITED PARTNERSHIP ("Landlord"), a California limited partnership, and STERITECH, INC. ("Tenant"), a California corporation.

                                    RECITALS

        A. Landlord is the successor to Shamrock Development Co. as owner and lessor of that certain office building in the City of Concord, Contra Costa County, California, commonly known as Buchanan Oaks IV, located at 2525 Stanwell Drive ("the Project").

        B. Tenant is a tenant of a portion of the Project under a lease agreement entitled Industrial Real Estate Lease (Multi-Tenant Facility) (hereafter "Lease") dated October 1, 1992, entered into between Tenant and Landlord's predecessor in ownership, as amended by an agreement entitled First Amendment to Industrial Real Estate Lease (hereafter "First Amendment to Lease"), dated May 16, 1994, entered into between Tenant and Landlord.

        C. The parties wish to modify the provisions of the First Amendment to Lease to extend the term of the Future Expansion Option granted to Tenant in the First Amendment at Paragraph 5.

                                   AGREEMENT

        IT IS THEREFORE AGREED BETWEEN THE PARTIES AS FOLLOWS:

        1.      AMENDMENT TO FUTURE EXPANSION OPTION.

        Paragraph 5 of the First Amendment, which grants to Tenant the option to lease approximately 9,205 rentable square feet ("Additional Space") within the Project known as 2525 Stanwell Drive, Suite 200, presently occupied by Spine and Sports Medicine Institute of Northern California, Inc. ("SSMI") under a lease dated February 6, 1992, is amended as follows:

        The date by which Tenant may notify Landlord of its election to exercise the option is hereby extended from December 31, 1995 to January 1, 1997. In accordance with this change, Tenant may arrange for an inspection of the Additional Space, as provided in Section (c) of Paragraph 5, prior to January 1, 1997.

        2.      CONFIRMATION OF REMAINING PROVISIONS

Except as modified by this Second Amendment to Industrial Real Estate Lease, the terms of the Lease, as modified by the First Amendment to Lease, remain in full force and effect between the parties.

Dates: December 21, 1995

LANDLORD                                TENANT

STANWELL DRIVE PROPERTIES,              STERITECH, INC.
A CALIFORNIA LIMITED PARTNERSHIP

BY: SHAMROCK DEVELOPMENT CO.,           By: /s/ Stephen T. Isaacs
General Partner                            ---------------------------
                                           STEPHEN T. ISAACS
By: /s/ Richard L. Rosenberry,             President
   -----------------------------
   RICHARD L. ROSENBERRY,               By: /s/ Lori L. Roll
   President and Secretary                 ---------------------------
                                           LORI L. ROLL,
                                           Secretary
SSMI

SPINE AND SPORTS MEDICINE INSTITUTE
OF NORTHERN CALIFORNIA, INC.

By: /s/ Richard L. Rosenberry
   -----------------------------

Name:
     ---------------------------

Position:  CFO
         -----------------------